UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 12, 2003

COURIER CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation or organization)

Commission File Number: 0-7597

IRS Employer Identification Number: 04-2502514

15 Wellman Avenue, North Chelmsford, MA	01863
(Address of principal executive offices)	(Zip Code)

(978) 251-6000
(Registrant’s telephone number, including area code)

No Change

(Former name, former address and former fiscal year, if changed since last report)

Item 7.  Exhibits

Exhibit No.                             Description

99.1                                         Text of notice to directors and executive officers dated August 8, 2003, regarding temporary suspension of trading during the Blackout Period from October 3 through October 31, 2003, related to conversion of recordkeeping, trust and investment services of the registrant’s employee retirement benefit plan.

Item 11. Temporary suspension of trading under registrant’s employee retirement benefit plan.

The following information is being furnished under Item 11 — Temporary suspension of trading under registrant’s employee retirement benefit plan.

The recordkeeping, trust and investment services for the Courier Profit Sharing and Savings Plan will be transferred to Fidelity Investments effective October 15, 2003.  Formal notification to directors, executive officers, and plan participants of the conversion of these services was provided in a Transition guide dated August 8, 2003.  The guide informs participants of the details of the conversion, which includes a Blackout Period when participants are restricted from making specific plan transactions (e.g., investment exchanges, account distributions, contribution changes, etc.).

The Blackout Period for the plan conversion is scheduled for October 3 through October 31, 2003.  Since the plan holds Courier securities, directors and executive officers of Courier Corporation will be restricted from directly or indirectly selling or otherwise acquiring or transferring any shares of Courier Corporation common stock during the Blackout Period, other than purchase of shares through the Company’s Employee Stock Purchase Plan or any purchase or sale of shares through a valid and pre-existing 10b5-1 plan.

A copy of the notice is furnished as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COURIER CORPORATION

	By:	/s/ Robert P. Story, Jr.
Robert P. Story, Jr.
Senior Vice President and
Chief Financial Officer
Date: August 12, 2003